EXHIBIT 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005
COLLECTIONS

			DOLLARS
Payments received			62,664,660.84
Plus / (Less) :
Net Servicer Advances			36,649.24
Investment Earnings on funds in the Collection Account			165,434.23

Net Collections			62,866,744.31
Plus / (Less) :
Funds in Spread Account			8,017,747.21

Total Available Funds			70,884,491.52

DISTRIBUTIONS

Servicing Fee		1,399,460.00
Trustee and Other Fees		4,226.00

Total Fee Distribution			1,403,686.00
Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	951,149.67
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	3,199,299.67

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	49,684,455.89
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00
	49,684,455.89

Total Class A Interest and Principal Distribution			52,883,755.56

Note Interest Distribution Amount — Class B-1	187,000.00
Note Principal Distribution Amount — Class B-1	3,561,263.49

Total Class B Interest and Principal Distribution			3,748,263.49

Note Interest Distribution Amount — Class C-1	203,733.33
Note Principal Distribution Amount — Class C-1	3,815,901.11

Total Class C Interest and Principal Distribution			4,019,634.44

Note Interest Distribution Amount — Class D-1	177,233.33
Note Principal Distribution Amount — Class D-1	651,918.70

Total Class D Interest and Principal Distribution			829,152.03

Spread Account Deposit			8,000,000.00

Total Distributions			70,884,491.52

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance		87,220		1,343,481,618.10

Less: Principal Payments			(22,913,015.33)
Full Prepayments		(2,072)	(24,733,182.40)
Partial Prepayments		—	—
Liquidations		(307)	(4,331,152.31)

				(51,977,350.04)

Ending Aggregate Principal Balance		84,841		1,291,504,268.06
Ending Outstanding Principal Balance of Notes				1,210,085,710.60

Excess (Current Overcollateralization Amount)				81,418,557.46
Overcollateralization Level				6.30%

Overcollateralization Amount				83,947,777.42

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			8,000,000.00
Investment earnings on funds in spread account			17,747.21
Less: Funds included in Total Available Funds			(8,017,747.21)
Deposits			8,000,000.00
Excess Spread Amount			—

Ending Balance				8,000,000.00

Beginning Initial Deposit			8,000,000.00
Repayments			—

Ending Initial Deposit				8,000,000.00

Servicer Advances:
Beginning Unreimbursed Advances			1,335,155.68
Net Advances			36,649.24

				1,371,804.92

Net Charge-Off Data:
Charge-Offs			6,051,533.93
Recoveries			(1,523,583.03)

Net Charge-Offs				4,527,950.90
	# of loans
Delinquencies (P&I):
30-59 Days		1,509	17,744,971.61
60-89 Days		350	4,259,170.68
90-119 Days		146	1,599,281.40
120 days and over		6	79,647.56

Repossessions		81	680,526.13

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		9		86,160.70

Cumulative Charge-Off Percentage				0.28%

WAC				11.2233%
WAM				57.899

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	0.00	0.00	0.00	0.00
A-2	375,000,000.00	357,799,249.79	49,684,455.89	308,114,793.90	50,635,605.56
A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00
A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00
B-1	60,000,000.00	60,000,000.00	3,561,263.49	56,438,736.51	3,748,263.49
C-1	64,000,000.00	64,000,000.00	3,815,901.11	60,184,098.89	4,019,634.44
D-1	52,000,000.00	52,000,000.00	651,918.70	51,348,081.30	829,152.03

TOTAL	1,552,000,000.00	1,267,799,249.79	57,713,539.19	1,210,085,710.60	61,480,805.52

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	0.00	0.00	0.00	0.00	0.00
A-2	3.19000%	951,149.67	0.00	951,149.67	951,149.67	0.00
A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00
A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00
B-1	3.74000%	187,000.00	0.00	187,000.00	187,000.00	0.00
C-1	3.82000%	203,733.33	0.00	203,733.33	203,733.33	0.00
D-1	4.09000%	177,233.33	0.00	177,233.33	177,233.33	0.00

TOTAL		3,767,266.33	0.00	3,767,266.33	3,767,266.33	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005
Detailed Reporting
     See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller